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Supplemental Information
(Unaudited)

June 30, 2003

Corporate Office Properties Trust
Index to Supplemental Information (Unaudited)
June 30, 2003

Page
Highlights and Discussion
Reporting Period Highlights—Second Quarter 2003	1
Subsequent Events	2
Forward-Looking Statements	3
Financial Statements
Quarterly Selected Financial Summary Data	4
Quarterly Consolidated Balance Sheets	5
Quarterly Consolidated Statements of Operations	6
Quarterly Consolidated Reconciliations of Funds From Operations (FFO), Adjusted Funds From Operations (AFFO) and Net (Loss) Income Available to Common Shareholders per diluted share, as adjusted	7
Quarterly Consolidated Reconciliations of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Combined Net Operating Income (NOI), Discontinued Operations and Gains on Sales of Real Estate	8
Selected Financial Analyses
Quarterly Equity Analysis	9
Quarterly Valuation Analysis	10
Quarterly Debt Analysis	11
Quarterly Operating Ratios	12
Quarterly Dividend Analysis	13
Investor Composition and Analyst Coverage	14
Debt Maturity Schedule—June 30, 2003	15
Portfolio Summary
Property Summary by Region—June 30, 2003	16
Property Occupancy Rates by Region by Quarter	19
Top Twenty Office Tenants as of June 30, 2003	20
Combined Real Estate Revenue and Combined Net Operating Income by Geographic Region by Quarter	21
Same Office Property Cash and GAAP Net Operating Income by Quarter	22
Average Occupancy Rates by Region for Same Office Properties	23
Office Lease Expiration Analysis by Year	24
Quarterly Office Renewal Analysis	25
Year to Date Acquisition and Disposition Summary as of June 30, 2003	27
Development Summary as of June 30, 2003	28
Year to Date Development Placed into Service as of June 30, 2003	29
Joint Venture Summary as of June 30, 2003	30
Reconciliations of Non GAAP Measurements	31
Reclassifications and Definitions	32

To Members of the Investment Community:

        We prepared this supplemental information package to provide you with additional detail on our properties and operations. The information in this package is unaudited, furnished to the Securities and Exchange Commission ("SEC") and should be read in conjunction with our quarterly and annual reports. If you have any questions or comments, please contact Ms. Mary Ellen Fowler, Vice President, Finance and Investor Relations at (410) 992-7324 or maryellen.fowler@copt.com. Reconciliations between GAAP and non GAAP measurements, along with reclassifications and definitions, have been provided on pages 31 and 32 for certain terms used herein.

Reporting Period Highlights—Second Quarter 2003

Financial Results

  •
  Reported Net (Loss) Income Available to Common Shareholders—diluted of ($7,520,000) or ($.30) per share for the second quarter of 2003 as compared to $3,350,000 or $.14 per share for the comparable 2002 period, representing a decrease of (314.3%) per share. Included in this net loss available to common shareholders of ($.30) per share is recognition of an accounting charge of $11.2 million associated with our repurchase of preferred units in excess of recorded book value which contributed ($.44) per share. Without this accounting charge of $11.2 million, our net income available to common shareholders—diluted, as adjusted, would have been $.14 per share, representing no change over the comparable 2002 period.

  •
  Reported FFO—diluted of $14,909,000 or $.38 per share/unit for the second quarter of 2003 as compared to $13,499,000 or $.37 per share/unit for the comparable 2002 period, as recomputed for the effects of Statement of Financial Accounting Standards No. 141, "Business Combinations" or ("SFAS 141") and Statement of Financial Accounting Standards No. 145, "Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections" or ("SFAS 145"), representing an increase of 2.7% per share/unit. Our reported FFO for the second quarter of 2003 excludes the effect of the $11.2 million accounting charge associated with the repurchase of the preferred units. Excluding the effects of SFAS 141 described below, our FFO per share would have been $.37 per share for the second quarter of 2003 as compared to $.33 per share for the comparable 2002 period, representing an increase of 12.1% per share.

  •
  Recorded SFAS 141 accretion of intangible assets and liabilities classified as revenues of $569,000 and $1,324,000 in the second quarter of 2003 and 2002, respectively, which increased FFO.

  •
  Reported AFFO—diluted of $11,167,000 for the second quarter of 2003 as compared to $9,802,000 for the comparable 2002 period, representing an increase of 13.9%.

  •
  Our FFO payout ratio was 60.3% for the second quarter of 2003 as compared to 55.3% for the comparable 2002 period. Our AFFO payout ratio was 80.5% as compared to 76.1% for the comparable 2002 period.

Financing Activity and Capital Transactions

  •
  On May 20, 2003, we sold 5,290,000 common shares at $15.03 per share to certain underwriters, generating net proceeds of $79.4 million.

  •
  On June 16, 2003, we repurchased 100% of the 1,016,662 outstanding Series C convertible preferred units for $36.1 million or $14.90 per unit, on an as-if converted basis.

  •
  During the quarter, we closed a $50.5 million loan that bears interest at LIBOR plus 1.85% and matures in January 2005, subject to our ability to exercise two six-month extension options and extend the maturity date to January 2006. The initial loan proceeds of $40.0 million funded the repurchase of the Series C preferred units and repaid outstanding debt under our secured revolving credit facility. The remaining $10.5 million of capacity under the loan will fund future tenant improvements and leasing commissions for the property located at 13200 Woodland Park Drive.

  •
  As of June 30, 2003, our debt to market capitalization was 49.4% and our debt to undepreciated book value of real estate assets was 60.4%. We achieved an EBITDA interest coverage ratio of 2.8x and an EBITDA fixed charge coverage ratio of 2.1x for this quarter.

Operations

  •
  Overall occupancy was 91.6% and our portfolio was 92.0% leased as of June 30, 2003.

  •
  Our same property cash NOI decreased by 2.7% as compared to the quarter ended June 30, 2002. This drop in cash NOI for our same property portfolio was primarily caused by the reduction in lease termination revenues of $.9 million. Our same property portfolio consists of 94 properties and represents 76.9% of our total square feet owned as of June 30, 2003.

  •
  Weighted average lease term of our office portfolio is 4.0 years as of June 30, 2003, with an average contractual rental rate (including tenant reimbursements of operating costs) of $19.33 per square foot.

  •
  We renewed 229,000 square feet or 63.8% of our office leases (based upon square footage) with an average capital cost of $3.48 per square foot during the second quarter. For our renewed and retenanted space of 420,000 square feet, we realized changes in base rent and total rent, on a straight-line basis, of 3.67% and (0.11%), respectively, as measured from the GAAP straight-line rent in effect preceding the renewal date. Base rent and total rent on a cash basis decreased (0.28%) and (3.61%), respectively, on this same space.

Acquisitions / Dispositions

  •
  In June 2003, we expanded our Northern Virginia market presence through the purchase of a 404,665 square foot building located in Herndon, Virginia for $71.4 million. This property is 100% leased by VeriSign, Inc., a provider of infrastructure services for the Internet and telecommunications networks. VeriSign, Inc. may terminate the lease with respect to a maximum of 232,268 rentable square feet at designated times from June 2005 through September 2006.

Subsequent Events

  •
  On July 24, 2003, we executed a ten-year lease for 88,094 square feet with The Aerospace Corporation for our development property, 4851 Stonecroft Boulevard (known as Greens III). This property is adjacent to our Greens I & II buildings located in Chantilly, Virginia. We anticipate building completion in the third quarter of 2004 with rent commencing in the fourth quarter of 2004.

  •
  On July 25, 2003, we acquired a 96.3% leased portfolio of five office properties located in Northern Virginia aggregating 433,814 rentable square feet for $75.2 million. We simultaneously closed a $45.0 million loan that bears interest at LIBOR plus 2.00% and matures in July 2004, subject to our ability to exercise the one-year extension option which extends the maturity date to July 2005. We utilized borrowings on our secured revolving credit facility and cash reserves to fund the remaining purchase price.

Forward-Looking Statements

        This supplemental information contains "forward-looking" statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on our current expectations, estimates and projections about future events and financial trends affecting us. Forward-looking statements can be identified by the use of words such as "may", "will", "should", "expect", "estimate" or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Accordingly, we can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

        Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

  •
  our ability to borrow on favorable terms;

  •
  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

  •
  adverse changes in the real estate markets including, among other things, increased competition with other companies;

  •
  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

  •
  risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives;

  •
  governmental actions and initiatives; and

  •
  environmental requirements.

        We undertake no obligation to update or supplement any forward-looking statements. For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled "Risk Factors" in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2002.

Quarterly Selected Financial Summary Data
(Dollars in thousands)

	2003		2002
	June 30	March 31	December 31	September 30	June 30
Total Revenues from Real Estate Operations	$40,880	$42,412	$42,367	$39,030	$38,162
Combined Net Operating Income	29,755	28,410	29,987	26,670	27,808
EBITDA	27,876	26,808	28,235	26,789	25,744
Net Income	6,238	7,987	5,960	6,162	5,884
Preferred Share dividends	(2,534)	(2,533)	(2,534)	(2,533)	(2,534)
Repurchase of preferred units in excess of recorded book value	(11,224)	—	—	—	—

Net (Loss) Income Available to Common Shareholders	$(7,520)	$5,454	$3,426	$3,629	$3,350

Net (Loss) Income Available to Common Shareholders—per diluted share	$(0.30)	$0.22	$0.14	$0.15	$0.14
Funds From Operations (FFO)—Diluted	$14,909	$13,621	$14,298	$13,356	$13,499
FFO per diluted share	$0.38	$0.37	$0.39	$0.36	$0.37
FFO—Diluted, excluding SFAS 141	$14,340	$13,072	$13,873	$12,990	$12,175
FFO per diluted share, excluding SFAS 141	$0.37	$0.35	$0.37	$0.35	$0.33
Adjusted FFO—Diluted	$11,167	$9,139	$11,565	$10,474	$9,802
Payout Ratios:
FFO—Diluted(A)	60.32%	58.06%	55.06%	58.89%	55.26%
AFFO—Diluted(B)	80.53%	86.53%	68.08%	75.09%	76.11%
Total Dividends/Distributions	$11,301	$10,222	$10,196	$10,191	$9,857

(A)
Computed by dividing total dividends/distributions (except for dividends on Series B, E and F Cumulative Redeemable Preferred Shares which are deducted to calculate FFO and including dividends on restricted shares for the 3rd and 4th quarters of 2002 and 1st and 2nd quarters of 2003) by FFO diluted.

(B)
Computed by dividing total dividends/distributions (except for dividends on Series B, E and F Cumulative Redeemable Preferred Shares which are deducted to calculate AFFO and including dividends on restricted shares for the 3rd and 4th quarters of 2002 and 1st and 2nd quarters of 2003) by AFFO diluted.

Note: The above presentation does not separately report discontinued operations.

Quarterly Consolidated Balance Sheets
(Dollars in thousands except per share data)

	2003		2002
	June 30	March 31	December 31	September 30	June 30
Assets
Investment in real estate:
Land—operational	$203,797	$192,849	$195,257	$194,281	$180,444
Land—development	43,357	43,233	24,998	25,014	22,891
Construction in progress	6,847	5,334	9,926	10,536	14,990
Buildings and improvements	954,298	897,825	907,425	902,246	840,027
Investment in and advances to unconsolidated real estate joint ventures	9,817	9,679	7,999	8,656	11,508
Less: accumulated depreciation	(88,174)	(80,513)	(78,069)	(70,617)	(64,476)

Net investment in real estate	1,129,942	1,068,407	1,067,536	1,070,116	1,005,384
Cash and cash equivalents	8,367	6,282	5,991	7,664	4,256
Restricted cash	9,547	14,569	9,739	8,149	6,596
Accounts receivable, net	6,129	7,359	3,509	5,197	3,953
Investment in and advances to other unconsolidated entities	1,621	1,621	1,621	2,092	2,107
Deferred rent receivable	15,535	14,278	13,698	13,395	12,636
Deferred charges, net	27,585	21,250	23,199	23,459	21,407
Prepaid and other assets	16,403	12,516	11,260	9,878	4,821
Furniture, fixtures and equipment, net of accumulated depreciation	1,745	1,565	1,676	1,758	1,783

Total assets	$1,216,874	$1,147,847	$1,138,229	$1,141,708	$1,062,943

Liabilities and shareholders' equity
Liabilities:
Mortgage loans payable	$736,117	$707,990	$705,056	$710,033	$633,498
Accounts payable and accrued expenses	13,756	12,040	11,670	8,448	7,943
Rents received in advance and security deposits	7,060	9,168	8,253	7,467	5,514
Deferred revenue associated with acquired properties	10,449	11,147	11,758	12,386	11,603
Dividends/distributions payable	10,421	9,819	9,794	9,789	9,455
Fair value of derivatives	921	793	494	1,044	1,970
Other liabilities	6,633	6,157	1,821	1,673	873

Total liabilities	785,357	757,114	748,846	750,840	670,856

Minority interests:
Preferred Units in the Operating Partnership	—	24,367	24,367	24,367	24,367
Common Units in the Operating Partnership	81,274	76,687	76,519	76,518	79,150
Other consolidated partnerships	—	—	—	—	229

Total minority interests	81,274	101,054	100,886	100,885	103,746

Commitments and contingencies	—	—	—	—	—
Shareholders' equity:
Preferred Shares ($0.01 par value; 10,000,000 authorized); 1,725,000 designated as Series B Cumulative Redeemable Preferred Shares of beneficial interest (1,250,000 shares issued as of June 30, 2003)	13	13	13	13	13
544,000 designated as Series D Cumulative Convertible Redeemable Preferred Shares of beneficial interest (544,000 shares issued as of June 30, 2003)	5	5	5	5	5
1,265,000 designated as Series E Cumulative Redeemable Preferred Shares of beneficial interest (1,150,000 shares issued as of June 30, 2003)	11	11	11	11	11
1,425,000 designated as Series F Cumulative Redeemable Preferred Shares of beneficial interest (1,425,000 shares issued as of June 30, 2003)	14	14	14	14	14
Common Shares of beneficial interest ($0.01 par value; 45,000,000 authorized, 29,344,231 shares issued as of June 30, 2003)	293	239	238	237	234
Treasury Shares, at cost (166,600 shares as of June 30, 2003)	(1,415)	(1,415)	(1,415)	(1,415)	(1,415)
Additional paid-in capital	390,794	315,781	313,786	313,862	311,391
Cumulative distributions in excess of net income	(34,595)	(20,752)	(21,067)	(19,379)	(17,899)
Value of unearned restricted common share grants	(4,185)	(3,657)	(2,739)	(2,739)	(2,739)
Accumulated other comprehensive loss	(692)	(560)	(349)	(626)	(1,274)

Total shareholders' equity	350,243	289,679	288,497	289,983	288,341

Total shareholders' equity and minority interests	431,517	390,733	389,383	390,868	392,087

Total liabilities and shareholders' equity	$1,216,874	$1,147,847	$1,138,229	$1,141,708	$1,062,943

Quarterly Consolidated Statements of Operations
(Dollars and units in thousands)

	2003		2002
	June 30	March 31	December 31	September 30	June 30
Real Estate Operations
Revenues
Rental revenue	$36,722	$35,989	$37,093	$33,768	$33,668
Tenant recoveries and other revenue	4,156	5,529	4,283	4,297	3,516

Revenues from Real Estate Operations	40,878	41,518	41,376	38,065	37,184
Expenses
Property operating	11,101	13,654	12,034	11,994	10,026
Interest	10,037	10,135	10,995	10,489	9,008
Amortization of deferred financing costs	595	589	708	559	706
Depreciation and amortization	9,229	8,044	8,919	7,356	7,869

Expenses from Real Estate Operations	30,962	32,422	32,656	30,398	27,609
Earnings from real estate operations before equity in (loss) income of unconsolidated real estate joint ventures	9,916	9,096	8,720	7,667	9,575
Equity in (loss) income of unconsol. real estate joint ventures	(33)	(153)	35	138	(22)

Earnings from real estate operations	9,883	8,943	8,755	7,805	9,553
(Losses) income from service operations	(81)	(81)	(696)	15	(104)
General and administrative	(1,766)	(1,948)	(1,772)	(815)	(1,940)

Income before gain on sales of real estate, minority interests, income taxes and discontinued operations	8,036	6,914	6,287	7,005	7,509
Gains on sales of real estate	21	404	822	796	—

Income before minority interests, income taxes and discontinued operations	8,057	7,318	7,109	7,801	7,509
Minority interests	(1,815)	(1,787)	(1,752)	(1,898)	(1,935)

Income before income taxes and discontinued operations	6,242	5,531	5,357	5,903	5,574
Income tax benefit (expense), net	19	21	199	(9)	25

Income before discontinued operations	6,261	5,552	5,556	5,894	5,599
Discontinued operations, net	(23)	2,435	404	268	285

Net Income	6,238	7,987	5,960	6,162	5,884
Preferred share dividends	(2,534)	(2,533)	(2,534)	(2,533)	(2,534)
Repurchase of preferred units in excess of recorded book value	(11,224)	—	—	—	—

Net (Loss) Income Available to Common Shareholders	$(7,520)	$5,454	$3,426	$3,629	$3,350

For EPS Computations:
Numerator:
Net (Loss) Income Available to Common Shareholders	$(7,520)	$5,454	$3,426	$3,629	$3,350
Dividends on convertible preferred shares	—	136	136	136	136
Expense on dilutive options	—	—	—	(6)	—

Numerator for Dilutive EPS Computation	$(7,520)	$5,590	$3,562	$3,759	$3,486
Denominator:
Weighted Average Common Shares—Basic	25,443	23,323	23,234	23,029	22,704
Dilutive options	—	972	898	923	971
Preferred shares outstanding assuming conversion	—	1,197	1,197	1,197	1,197

Weighted Average Common Shares—Diluted	25,443	25,492	25,329	25,149	24,872
Net (Loss) Income Available to Common Shareholders per diluted share	$(0.30)	$0.22	$0.14	$0.15	$0.14

Quarterly Consolidated Reconciliations of Funds From Operations (FFO), Adjusted Funds From
Operations (AFFO) and Net (Loss) Income Available to Common Shareholders per diluted share, as adjusted
(Dollars and shares in thousands)

	2003		2002
	June 30	March 31	December 31	September 30	June 30
Net (Loss) Income Available to Common Shareholders	$(7,520)	$5,454	$3,426	$3,629	$3,350
Combined real estate related depreciation and other amortization	9,108	7,944	8,765	7,384	7,918
Depreciation and amortization of unconsolidated real estate entities	61	36	40	39	22
Minority interest—common units, gross	1,338	2,233	1,433	1,541	1,489
Gain on sale of real estate properties, excluding redevelopment	(8)	(2,843)	(156)	(19)	—
Repurchase of preferred units in excess of recorded book value	11,224	—	—	—	—

Funds From Operations (FFO)—basic	14,203	12,824	13,508	12,574	12,779
Minority interest—preferred units	477	572	571	572	572
Convertible preferred share dividends	136	136	136	136	136
Restricted common share dividends	90	83	75	71	—
Expense on dilutive options	3	6	8	3	12

Funds From Operations (FFO)—Diluted	$14,909	$13,621	$14,298	$13,356	$13,499
Straight line rents	(1,309)	(1,177)	(317)	(867)	(991)
Accretion of intangible assets and liabilities classified as revenues	(569)	(549)	(425)	(366)	(1,324)
Recurring capital improvements	(1,864)	(2,756)	(1,991)	(1,649)	(1,382)

Adjusted Funds from Operations—Diluted	$11,167	$9,139	$11,565	$10,474	$9,802

Preferred dividends/distributions(1)	3,011	3,105	3,105	3,105	3,105
Common distributions	1,968	1,978	1,978	1,978	1,948
Common dividends(2)	6,322	5,139	5,113	5,108	4,804

Total Dividends/Distributions	$11,301	$10,222	$10,196	$10,191	$9,857

Denominator for earnings per share—diluted	25,443	25,492	25,329	25,149	24,872
Preferred shares outstanding assuming conversion	1,197	—	—	—	—
Common units	8,963	8,990	8,990	9,149	9,391
Restricted shares	334	330	326	317	—
Dilutive options	1,274	43	46	55	69
Convertible preferred units	2,022	2,421	2,421	2,421	2,421

Denominator for funds from operations per share—diluted	39,233	37,276	37,112	37,091	36,753

Funds From Operations (FFO)—Diluted	$14,909	$13,621	$14,298	$13,356	$13,499
Less: reclassification of accretion of intangible assets and liabilities classified as revenues	(569)	(549)	(425)	(366)	(1,324)

Funds From Operations (FFO)—Diluted, excluding SFAS 141	$14,340	$13,072	$13,873	$12,990	$12,175

Numerator for Dilutive EPS Computation	$(7,520)	$5,590	$3,562	$3,759	$3,486
Add: Dividends on convertible preferred shares	136	—	—	—	—
Add: Expense on dilutive options	3	—	—	—	—
Less: Repurchase of preferred units in excess of recorded book value(3)	11,224	n/a	n/a	n/a	n/a

Numerator for Dilutive EPS Computation, as adjusted	$3,843	$5,590	$3,562	$3,765	$3,486

Weighted Average Common Shares—Diluted	25,443	25,492	25,329	25,149	24,872
Add: dilutive options	1,274	n/a	n/a	n/a	n/a
Add: preferred shares assuming conversion	1,197	n/a	n/a	n/a	n/a

Weighted Average Common Shares—Diluted, as adjusted	27,914	25,492	25,329	25,149	24,872

Net Income Available to Common Shareholders per diluted share, as adjusted for repurchase of preferred units in excess of recorded book value	$0.14	$0.22	$0.14	$0.15	$0.14

(1)
Includes Series B, E and F Cumulative Redeemable Preferred Share dividends deducted for FFO/AFFO computations.

(2)
Includes dividends on restricted shares for the 3rd and 4th quarters of 2002 and the 1st and 2nd quarters of 2003.

(3)
Net Income Available to Common Shareholders per diluted share has been adjusted to exclude the effect of the repurchase of preferred units in excess of recorded book value.

Quarterly Consolidated Reconciliations of Earnings Before Interest, Income Taxes, Depreciation and Amortization
(EBITDA), Combined Net Operating Income (NOI), Discontinued Operations and Gains on Sales of Real Estate
(Dollars and shares in thousands)

	2003		2002
	June 30	March 31	December 31	September 30	June 30
Net (Loss) Income Available to Common Shareholders	$(7,520)	$5,454	$3,426	$3,629	$3,350
Combined interest expense	10,037	10,235	11,065	10,563	9,082
Amortization of deferred financing costs	595	589	708	559	706
Income tax (expense) benefit, gross	(30)	(29)	(282)	11	(36)
Depreciation of furniture, fixtures and equipment	121	120	171	120	115
Combined real estate related depreciation and other amortization	9,108	7,944	8,765	7,384	7,918
Gain on sale of depreciated real estate properties	(8)	(2,843)	(156)	(19)	—
Repurchase of preferred units in excess of recorded book value	11,224	—	—	—	—
Minority interest—preferred units	477	572	571	572	572
Minority interest—common units, gross	1,338	2,233	1,433	1,541	1,489
Other consolidated entities	—	—	—	(104)	14
Preferred share dividends	2,534	2,533	2,534	2,533	2,534

Earnings Before Interest, Income Taxes, Depreciation and Amortization (EBITDA)	$27,876	$26,808	$28,235	$26,789	$25,744
General and administrative	1,766	1,948	1,772	815	1,940
(Losses) income from service operations	81	81	696	(15)	104
Equity in (loss) income of unconsol. real estate joint ventures	33	153	(35)	(138)	22
Merchant sales and real estate services	(1)	(580)	(681)	(781)	(2)

Combined Net Operating Income (NOI)	$29,755	$28,410	$29,987	$26,670	$27,808

Discontinued Operations:
Revenues from real estate operations	$6	$902	$1,008	$970	$976
Property operating expenses	(24)	(348)	(347)	(367)	(326)
Depreciation and amortization	—	(19)	(19)	(147)	(162)
Interest	—	(100)	(70)	(74)	(74)
Gain on sale of real estate	(16)	3,011	—	—	—

Income from discontinued operations	(34)	3,446	572	382	414
Minority interests in discontinued operations	11	(1,011)	(168)	(114)	(129)

Income from discontinued operations, net of minority interests	$(23)	$2,435	$404	$268	$285

Gains on sales of real estate per statement of operations	$21	$404	$822	$796	$—
Gain on sale of real estate from discontinued operations	(16)	3,011	—	—	—

Combined gains on sale of real estate	5	3,415	822	796	—
Other	4	8	15	4	2
Merchant sales and real estate services	(1)	(580)	(681)	(781)	(2)

Gain on sale of depreciated real estate properties	$8	$2,843	$156	$19	$—

Quarterly Equity Analysis
(Amounts in thousands except per share data, share prices and ratios)

	2003		2002
	June 30	March 31	December 31	September 30	June 30
Common Equity—End of Quarter
Common Shares(1)	29,178	23,766	23,606	23,583	23,236
Common Units	8,947	8,990	8,990	8,990	9,278

Total	38,125	32,756	32,596	32,573	32,514

End of Quarter Common Share Price	$16.93	$14.90	$14.03	$13.55	$14.59
Market Value of Common Shares/Units	$645,456	$488,064	$457,322	$441,364	$474,379
Common Shares Trading Volume
Average Daily Volume (Shares)	121	73	70	95	76
Average Daily Volume (Dollars in thousands)	$1,919.19	$1,027.57	$948.95	$1,291.31	$1,042.19
As a Percentage of Common Shares	0.5%	0.3%	0.3%	0.4%	0.3%
Common Share Price Range
Quarterly High	$16.96	$15.07	$14.16	$14.50	$14.69
Quarterly Low	$14.75	$13.50	$11.60	$11.97	$12.95
Quarterly Average	$15.92	$14.00	$13.49	$13.56	$13.78
End of Quarter	$16.93	$14.90	$14.03	$13.55	$14.59
Convertible Preferred Equity—End of Quarter
Convertible Series D Preferred Shares Outstanding	544	544	544	544	544
Conversion Ratio	2.200	2.200	2.200	2.200	2.200
Common Shares Issued Assuming Conversion	1,197	1,197	1,197	1,197	1,197
Convertible Series C Preferred Units Outstanding(2)	n/a	1,017	1,017	1,017	1,017
Conversion Ratio	n/a	2.381	2.381	2.381	2.381
Common Units Issued Assuming Conversion	n/a	2,421	2,421	2,421	2,421
Nonconvertible Preferred Equity—End of Quarter
Redeemable Series B Shares Outstanding	1,250	1,250	1,250	1,250	1,250
Redeemable Series E Shares Outstanding	1,150	1,150	1,150	1,150	1,150
Redeemable Series F Shares Outstanding	1,425	1,425	1,425	1,425	1,425

Total Nonconvertible Preferred Equity	3,825	3,825	3,825	3,825	3,825
Total Convertible Preferred Equity	544	1,561	1,561	1,561	1,561

Total Preferred Equity	4,369	5,386	5,386	5,386	5,386
Preferred Share recorded book value	$25.00	$25.00	$25.00	$25.00	$25.00

Recorded Book Value of Preferred Equity	$109,225	$134,642	$134,642	$134,642	$134,642
Weighted Average Shares:
Common Shares Outstanding	25,443	23,323	23,234	23,029	22,704
Restricted Shares Outstanding	334	330	326	317	—
Preferred Shares Outstanding Assuming Conversion	1,197	1,197	1,197	1,197	1,197
Dilutive Options	1,274	1,015	944	978	1,040
Common Units	8,963	8,990	8,990	9,149	9,391
Preferred Units Assuming Conversion	2,022	2,421	2,421	2,421	2,421

Denominator for funds from operations per share—diluted	39,233	37,276	37,112	37,091	36,753

Capitalization
Recorded Book Value of Preferred Shares	$109,225	$134,642	$134,642	$134,642	$134,642
Market Value of Common Shares/Units	645,456	488,064	457,322	441,364	474,379

Total Equity Market Capitalization	$754,681	$622,706	$591,963	$576,006	$609,021

Total Debt	$736,117	$707,990	$705,056	$710,033	$633,498

Total Market Capitalization	$1,490,798	$1,330,696	$1,297,019	$1,286,039	$1,242,519

Debt to Total Market Capitalization	49.4%	53.2%	54.4%	55.2%	51.0%
Debt to Undepreciated Book Value of Real Estate Assets	60.4%	61.6%	61.5%	62.2%	59.2%

(1)
Net of 166,600 treasury shares.

(2)
On June 16, 2003, we repurchased 100% of the outstanding 1,016,662 shares of Series C preferred units.

Quarterly Valuation Analysis
(Dollars in thousands except per share data and ratios)

	2003				2002
	June 30		March 31		December 31		September 30		June 30
PRICING MULTIPLES
Quarter End Common Stock Price	$16.93		$14.90		$14.03		$13.55		$14.59
Dividend Yield	5.20%		5.91%		6.27%		6.49%		5.76%
Price / Earnings (P / E) Multiple—includes discontinued operations (Quarter End Common Share Price / Annualized Net (Loss) Income Available to Common Shareholders per diluted share)	n/a		16.99	x	24.94	x	22.66	x	26.02	x
Combined NOI Multiple—includes discontinued operations (Market value of Common Equity + Recorded Book Value of Avg. Preferred Share/Units+ Avg. Total Debt) / Annualized Combined NOI	12.43	x	11.85	x	10.84	x	11.78	x	10.94	x
EBITDA Multiple—includes discontinued operations (Market value of Common Equity + Recorded Book Value of Avg. Preferred Share/Units + Avg. Total Debt) / Annualized EBITDA	13.27	x	12.56	x	11.52	x	11.73	x	11.81	x
FFO Multiple (Quarter End Common Share Price / Ann. FFO—diluted per share)	11.14	x	10.19	x	9.10	x	9.41	x	9.93	x
Combined NOI Yield—includes discontinued operations (Annualized Combined NOI / (Market value of Common Equity + Recorded Book Value of Avg. Preferred Share/Units + Avg. Debt))	8.05%		8.44%		9.22%		8.49%		9.14%
EBITDA Yield—includes discontinued operations (Annualized EBITDA / (Market value of Common Equity + Recorded Book Value of Avg. Preferred Share/Units + Avg. Debt))	7.54%		7.96%		8.68%		8.53%		8.46%
Total Market Capitalization Per Square Foot ((Market Value of Common Stock + Recorded Book Value of Preferred Share/Units + Total Debt) / GLA)(1)	$157.36		$146.75		$145.06		$142.91		$147.84
RETURNS
Return on Assets—includes discontinued operations (Net (Loss) Income Available to Common Shareholders / Average Total Assets)	n/a		..48%		..30%		..33%		..32%
Yield on Real Estate Owned—Combined NOI—includes discontinued operations (Ann. Combined NOI / Avg. Adjusted Gross Real Estate Investment)(2)	10.59%		10.36%		10.91%		10.08%		10.70%
Yield on Real Estate Owned—EBITDA—includes discontinued operations (Ann. EBITDA / Avg. Adjusted Gross Real Estate Investment)(2)	9.92%		9.78%		10.27%		10.12%		9.91%

(1)
Excludes square footage of assets under development, under construction or held in a joint venture.

(2)
Excludes land development, construction in progress and investment in real estate joint ventures as these assets do not generate net operating income.

Quarterly Debt Analysis
(Dollars in thousands)

	2003				2002
	June 30		March 31		December 31		September 30		June 30
Debt Outstanding
Mortgage Loans	$615,441		$577,380		$565,486		$564,522		$489,145
Construction Loans	12,776		12,710		11,570		20,511		18,553
Revolving Credit Facility	18,900		18,900		—		—		—
Secured Revolving Credit Facility	89,000		99,000		128,000		125,000		125,800

	$736,117		$707,990		$705,056		$710,033		$633,498

Average Outstanding Balance
Mortgage Loans	$583,012		$575,078		$563,904		$537,954		$467,885
Construction Loans	12,754		12,353		18,011		20,144		18,273
Revolving Credit Facility	18,900		9,574		—		—		—
Secured Revolving Credit Facility	97,194		127,052		126,645		122,685		121,403

	$711,860		$724,057		$708,560		$680,783		$607,561

Interest Rate Structure
Fixed	$494,194		$496,084		$481,121		$433,931		$391,906
Variable	141,923		111,906		123,935		176,102		141,592
Variable Subject to Interest Rate Protection (1-3)	100,000		100,000		100,000		100,000		100,000

	$736,117		$707,990		$705,056		$710,033		$633,498

% of Fixed Rate Loans(4)	80.72%		84.19%		82.42%		75.20%		77.65%
% of Variable Rate Loans	19.28%		15.81%		17.58%		24.80%		22.35%

	100.00%		100.00%		100.00%		100.00%		100.00%

Average Interest Rates
Mortgage & Construction Loans	6.32%		6.38%		6.36%		6.40%		6.40%
Revolving Credit Facility	3.20%		3.25%		n/a		n/a		n/a
Secured Revolving Credit Facility	3.67%		3.58%		6.64%		6.79%		6.86%
Total Weighted Average	6.06%		6.01%		6.41%		6.51%		6.47%
Debt Ratios
Debt to Total Market Capitalization	49.4%		53.2%		54.4%		55.2%		51.0%
Debt to Undepreciated Book Value of Real Estate Assets	60.4%		61.6%		61.5%		62.2%		59.2%
Coverage Ratios (excluding capitalized interest)—All coverage computations include the effect of discontinued operations
Interest Coverage—Combined NOI (Combined NOI / Combined Interest)	2.96	x	2.78	x	2.71	x	2.52	x	3.06	x
Interest Coverage—EBITDA (EBITDA / Combined Interest)	2.78	x	2.62	x	2.55	x	2.54	x	2.83	x
Interest Coverage—EBITDA—YTD (EBITDA / Combined Interest—Year-to-date)	2.70	x	2.62	x	2.64	x	2.67	x	2.76	x
Debt Service Coverage—Combined NOI (Combined NOI / (Combined Interest + Principal Amortization))	2.46	x	2.30	x	2.31	x	2.02	x	2.62	x
Debt Service Coverage—EBITDA (EBITDA / (Combined Interest + Principal Amortization))	2.31	x	2.17	x	2.18	x	2.03	x	2.42	x
Fixed Charge Coverage—Combined NOI (Combined NOI / (Combined Interest + Preferred Distribution))	2.28	x	2.13	x	2.12	x	1.95	x	2.28	x
Fixed Charge Coverage—EBITDA (EBITDA / (Combined Interest + Preferred Distribution))	2.14	x	2.01	x	1.99	x	1.96	x	2.11	x

(1)
We executed a $100 million notional amount swap exchanging 30-day floating LIBOR for LIBOR of 5.76% which expired January 2, 2003.

(2)
We executed a $50 million notional amount swap exchanging 30-day floating LIBOR for LIBOR of 2.308% which expires January 3, 2005.

(3)
We executed a $50 million notional amount swap exchanging 30-day floating LIBOR for LIBOR of 1.52% which expires January 7, 2004.

(4)
Includes interest rate protection agreements.

Quarterly Operating Ratios
(Dollars in thousands except per share data and ratios)

	2003		2002
	June 30	March 31	December 31	September 30	June 30
OPERATING RATIOS—All computations include the effect of discontinued operations
Net (Loss) Income as a % of Combined Real Estate Revenues (Net (Loss) Income Available to Common Shareholders/Combined Real Estate Revenues)	n/a	12.86%	8.09%	9.30%	8.78%
Combined NOI as a % of Combined Real Estate Revenues (Combined NOI/Combined Real Estate Revenues)	72.79%	66.99%	70.78%	68.33%	72.87%
EBITDA as a % of Combined Real Estate Revenues (EBITDA/Combined Real Estate Revenues)	68.19%	63.21%	66.64%	68.64%	67.46%
G&A as a % of Net (Loss) Income (G&A/Net (Loss) Income Available to Common Shareholders)	n/a	35.72%	51.72%	22.46%	57.91%
G&A as a % of Combined Real Estate Revenues (G&A/Combined Real Estate Revenues)	4.32%	4.59%	4.18%	2.09%	5.08%
G&A as a % of EBITDA (G&A/EBITDA)	6.34%	7.27%	6.28%	3.04%	7.54%
Quarter end occupancy for operating portfolio	91.58%	90.85%	93.05%	93.98%	94.10%
Quarter end % leased for operating portfolio	92.04%	92.77%	93.75%	94.37%	95.07%
Recurring Capital Expenditures	$1,864	$2,756	$1,991	$1,649	$1,382
Recurring Capital Expenditures per average square foot	$0.20	$0.31	$0.22	$0.19	$0.33
Recurring Capital Expenditures as a % of NOI (Combined NOI)	6.26%	9.70%	6.64%	6.18%	4.97%

Quarterly Dividend Analysis

2003	2002
June 30	March 31	December 31	September 30	June 30
Common Share Dividends
Dividends per share/unit	$0.22	$0.22	$0.22	$0.22	$0.21
Increase over prior quarter	0.0%	0.0%	0.0%	4.8%	0.0%
Increase over prior year	4.8%	4.8%	4.8%	4.8%	5.0%
Common Dividend Payout Ratios
Payout—Earnings ((Common Dividend + Common Distributions + Convertible Preferred Share Dividends)/ Numerator for Dilutive EPS Computation)	n/a	131.2%	205.0%	194.0%	197.6%
Payout—FFO—Diluted ((Common Dividend + Total Distributions + Convertible Preferred Share Dividends)/FFO)	60.3%	58.1%	55.1%	58.9%	55.3%
Payout—AFFO—Diluted ((Common Dividend + Total Distributions + Convertible Preferred Share Dividends) /AFFO)	80.5%	86.5%	68.1%	75.1%	76.1%
Dividend Coverage—FFO—Diluted (FFO /(Common Dividend + Total Distributions + Convertible Preferred Share Dividends))	1.66	x	1.72	x	1.82	x	1.70	x	1.81	x
Dividend Coverage—AFFO—Diluted (AFFO /(Common Dividend + Total Distributions + Convertible Preferred Share Dividends))	1.24	x	1.16	x	1.47	x	1.33	x	1.31	x
Common Dividend Yields
Dividend Yield	5.20%	5.91%	6.27%	6.49%	5.76%
Series C Preferred Unit Distributions(1)
Preferred Unit Distributions Per Share	$0.56250	$0.56250	$0.56250	$0.56250	$0.56250
Preferred Unit Distributions Yield	9.00%	9.00%	9.00%	9.00%	9.00%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00
Series B Preferred Share Dividends
Preferred Share Dividends Per Share	$0.62500	$0.62500	$0.62500	$0.62500	$0.62500
Preferred Share Dividend Yield	10.00%	10.00%	10.00%	10.00%	10.00%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00
Series D Preferred Share Dividends
Preferred Share Dividends Per Share	$0.25000	$0.25000	$0.25000	$0.25000	$0.25000
Preferred Share Dividend Yield	4.00%	4.00%	4.00%	4.00%	4.00%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00
Series E Preferred Share Dividends
Preferred Share Dividends Per Share	$0.64063	$0.64063	$0.64063	$0.64063	$0.64063
Preferred Share Dividend Yield	10.25%	10.25%	10.25%	10.25%	10.25%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00
Series F Preferred Share Dividends
Preferred Share Dividends Per Share	$0.61719	$0.61719	$0.61719	$0.61719	$0.61719
Preferred Share Dividend Yield	9.875%	9.875%	9.875%	9.875%	9.875%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

(1)
On June 16, 2003, we repurchased all of the 1,016,662 outstanding Series C convertible preferred units for $36.1 million or $14.90 per common share, on an as-if converted basis.

Investor Composition and Analyst Coverage
(as of June 30, 2003)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares / Units	Total	Fully Diluted Ownership % of Total
Insiders	928,317	7,734,558	—	8,662,875	22.03%
Institutional Ownership	19,258,688	—	1,196,800	20,455,488	52.02%
Other / Retail	8,990,626	1,212,311	—	10,202,937	25.95%

	29,177,631	8,946,869	1,196,800	39,321,300	100.00%

RESEARCH COVERAGE	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002
A. G. Edwards	x	x	x	x	x
BB&T Capital Markets	n/a	n/a	x	x	x
Credit Suisse First Boston	x	x	x	x	x
Deutsche Banc Alex. Brown	x	x	x	x	x
Ferris, Baker Watts, Incorporated	x	x	x	x	x
Legg Mason Wood Walker, Inc.	x	x	x	x	x
McDonald Investments	x	x	x	x	x
Mercury Partners, LLC	x	x	x	x	x
Raymond James	x	x	x	n/a	n/a
Wachovia Securities	x	x	x	n/a	n/a

Source: Institutional ownership was obtained from filed Forms 13(f) as of March 31, 2003 per Vickers Stock Research Corporation.
Institutional ownership has been increased by 4,290,000 common shares based on our May 27, 2003 issuance of 5,290,000 common shares.
Other / retail was increased by the remaining 1,000,000 common shares as a result of the May 27, 2003 offering.

Debt Maturity Schedule—June 30, 2003
(Dollars in thousands)

	Mortgages(1)		Construction Loan(2)
Year of Maturity	Annual Amortization of Monthly Payments	Due on Maturity	Annual Amortization of Monthly Payments	Due on Maturity	$25,000 Revolving Credit Facility(3)	$150,000 Secured Revolving Credit Facility(4)	Total Scheduled Payments
July - December 2003	$4,848	$6,339	$—	$12,776	$—	$—	$23,963
2004	13,851	73,879	—	—	18,900	—	106,630
2005	13,558	41,641	—	—	—	89,000	144,199
2006	13,306	99,975	—	—	—	—	113,281
2007	10,752	55,146	—	—	—	—	65,898
2008	6,531	142,903	—	—	—	—	149,434
2009	3,093	52,112	—	—	—	—	55,205
2010	2,148	12,465	—	—	—	—	14,613
2011	2,226	—	—	—	—	—	2,226
2012	2,006	21,586	—	—	—	—	23,592
2013	—	37,076	—	—	—	—	37,076

	$72,319	$543,122	$—	$12,776	$18,900	$89,000	$736,117

Notes:

(1)
Certain mortgages contain extension options, generally either for a period of six months or one year, subject to certain conditions. The maturity dates presented above in the table assume that the extension options have already been exercised.

(2)
The construction loan commitment is $14,000 and $12,776 is the outstanding balance as of June 30, 2003.

(3)
The Revolving Credit Facility matures January 23, 2005. However, each individual draw matures one year from the date of the advance.

(4)
We have the right to extend the Secured Revolving Credit Facility for a one-year period, subject to certain conditions, upon maturity in March 2004. The maturity date presented in the above table assumes that the extension option has already been exercised.

We have the following interest rate protection agreements in place:

  $50 million notional amount swap of one-month LIBOR at 2.3075%, commencing in January 2003 and expiring in January 2005.

  $50 million notional amount swap of one-month LIBOR at 1.52%, commencing in January 2003 and expiring in January 2004.

Property Summary by Region—June 30, 2003

Operating Property Count		Submarket	Business Park	Year Built or Renovated	Single Story (S) or Multi- story (M)	Total Operational Square Feet	Total Square Feet Under Construction
	Office Properties
	Baltimore /Washington Corridor
1	2730 Hercules Road	BWI Airport	NBP	1990	M	240,336
	2720 Technology Drive (220 NBP)	BWI Airport	NBP		M		156,730
2	2711 Technology Drive (211 NBP)	BWI Airport	NBP	2002	M	152,000
	140 National Business Parkway	BWI Airport	NBP		M		119,904
3	132 National Business Parkway	BWI Airport	NBP	2000	M	118,456
4	2721 Technology Drive (221 NBP)	BWI Airport	NBP	2000	M	118,093
5	2701 Technology Drive (201 NBP)	BWI Airport	NBP	2001	M	117,450
6	134 National Business Parkway	BWI Airport	NBP	1999	M	93,482
7	133 National Business Parkway	BWI Airport	NBP	1997	M	88,666
8	141 National Business Parkway	BWI Airport	NBP	1990	M	87,318
9	135 National Business Parkway	BWI Airport	NBP	1998	M	86,863
10	131 National Business Parkway	BWI Airport	NBP	1990	M	69,039
11	114 National Business Parkway	BWI Airport	NBP	2002	S	9,717

						1,181,420	276,634
1	1306 Concourse Drive	BWI Airport	APS	1990	M	114,046
2	1304 Concourse Drive	BWI Airport	APS	2002	M	102,964
3	870-880 Elkridge Landing Road	BWI Airport	APS	1981	M	101,785
4	900 Elkridge Landing Road	BWI Airport	APS	1982	M	97,261
5	1199 Winterson Road	BWI Airport	APS	1988	M	96,636
6	920 Elkridge Landing Road	BWI Airport	APS	1982	M	96,566
7	1302 Concourse Drive	BWI Airport	APS	1996	M	84,607
8	881 Elkridge Landing Road	BWI Airport	APS	1986	M	73,572
9	1099 Winterson Road	BWI Airport	APS	1988	M	71,076
10	849 International Drive	BWI Airport	APS	1988	M	68,758
11	1190 Winterson Road	BWI Airport	APS	1987	M	68,567
12	911 Elkridge Landing Road	BWI Airport	APS	1985	M	68,296
13	1201 Winterson Road	BWI Airport	APS	1985	M	67,903
14	999 Corporate Boulevard	BWI Airport	APS	2000	M	67,351
15	901 Elkridge Landing Road	BWI Airport	APS	1984	M	57,308
16	900 International Drive	BWI Airport	APS	1986	S	57,140
17	930 International Drive	BWI Airport	APS	1986	S	57,140
18	891 Elkridge Landing Road	BWI Airport	APS	1984	M	56,489
19	921 Elkridge Landing Road	BWI Airport	APS	1983	M	54,175
20	939 Elkridge Landing Road	BWI Airport	APS	1983	M	53,031
21	938 Elkridge Landing Road	BWI Airport	APS	1984	M	52,988
22	940 Elkridge Landing Road	BWI Airport	APS	1984	M	51,704
23	800 International Drive	BWI Airport	APS	1988	S	50,979

						1,670,342	—
1	7467 Ridge Road	BWI Airport	Comm./Pkwy.	1990	M	74,273
2	7240 Parkway Drive	BWI Airport	Comm./Pkwy.	1985	M	74,156
3	7318 Parkway Drive	BWI Airport	Comm./Pkwy.	1984	M	59,204
4	7320 Parkway Drive	BWI Airport	Comm./Pkwy.	1983	S	58,453
5	1340 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	46,400
6	7321 Parkway Drive	BWI Airport	Comm./Pkwy.	1984	S	39,822
7	1334 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	37,565
8	1331 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	29,936
9	1350 Dorsey Road	BWI Airport	Comm./Pkwy.	1989	S	19,992
10	1341 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	15,841
11	1344 Ashton Road	BWI Airport	Comm./Pkwy.	1989	M	17,061
12	1343 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	9,962

						482,665	—
46	Subtotal (continued on next page)					3,334,427	276,634

Property Summary by Region—June 30, 2003

Operating Property Count		Submarket	Business Park	Year Built or Renovated	Single Story (S) or Multi- story (M)	Total Operational Square Feet	Total Square Feet Under Construction
46	Subtotal (continued from prior page)					3,334,427	276,634
1	2500 Riva Road	BWI Airport	Other	2000	M	155,000
1	9140 Route 108	Howard Co. Perimeter	Oakland Ridge	1985	S	150,000
1	7000 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1999	M	145,806
2	6731 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2002	M	123,743
3	6940 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1999	M	108,847
4	6950 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1998	M	107,778
5	7067 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2001	M	82,953
6	6750 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	2001	M	78,460
7	6700 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1988	M	75,655
8	6740 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1992	M	61,957
9	8671 Robert Fulton Drive	Howard Co. Perimeter	Columbia Gateway	2002	M	56,350
10	6716 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1990	M	52,002
11	8661 Robert Fulton Drive	Howard Co. Perimeter	Columbia Gateway	2002	M	49,500
12	7065 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2000	S	38,560
13	7063 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2000	S	36,936
14	6760 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1991	M	36,309
15	6708 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1988	M	35,040
16	7061 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2000	M	29,604
17	6724 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	2002	M	28,420

						1,147,920	—
1	7200 Riverwood Drive	Howard Co. Perimeter	Rivers 95	1986	S	160,000
2	9140 Guilford Road	Howard Co. Perimeter	Rivers 95	1983	S	41,704
3	9160 Guilford Road	Howard Co. Perimeter	Rivers 95	1984	M	36,528
4	9150 Guilford Road	Howard Co. Perimeter	Rivers 95	1984	S	17,655
5	9130 Guilford Road	Howard Co. Perimeter	Rivers 95	1984	S	13,700

						269,587	—

70	Total Baltimore / Washington Corridor					5,056,934	276,634

	Suburban Maryland
1	11800 Tech Road	North Silver Spring	Montgomery Industrial	1989	M	235,866
2	14502 Greenview Drive	Laurel		1988	M	71,926
3	14504 Greenview Drive	Laurel		1985	M	69,194
	4230 Forbes Boulevard	Lanham	Forbes 50		S	—	55,866

3	Total Suburban Maryland					376,986	55,866

	Northern Virginia
1	15000 Conference Center Drive	Chantilly	Westfields	1989	M	470,406
2	15059 Conference Center Drive	Chantilly	Westfields	2000	M	145,192
3	15049 Conference Center Drive	Chantilly	Westfields	1997	M	145,053

						760,651	—
1	13200 Woodland Park Drive	Herndon	Woodlands			404,665

						404,665	—

4	Total Northern Virginia					1,165,316	—

	Other
1	9690 Deereco Road	North Baltimore Co.		1988	M	133,737
2	375 West Padonia Road	North Baltimore Co.		1986	M	101,133
3	1615 and 1629 Thames Street	Baltimore City		1989	M	101,115

	Total Other					335,985	—

	Greater Philadelphia
1	753 Jolly Road	Blue Bell	Unisys campus	1992	M	419,472
2	785 Jolly Road	Blue Bell	Unisys campus	1996	M	219,065
3	760 Jolly Road	Blue Bell	Unisys campus	1994	M	208,854
4	751 Jolly Road	Blue Bell	Unisys campus	1991	M	112,958

	Total Greater Philadelphia					960,349	—

Property Summary by Region—June 30, 2003

Operating Property Count		Submarket	Business Park	Year Built or Renovated	Single Story (S) or Multi- story (M)	Total Operational Square Feet	Total Square Feet Under Construction
	Greater Harrisburg
1	2605 Interstate Drive	East Shore	Commerce Park	1990	M	81,187
2	2601 Market Place	East Shore	Commerce Park	1989	M	66,224

						147,411	—
1	6345 Flank Drive	East Shore	Gtwy Corp. Ctr.	1989	S	69,443
2	6340 Flank Drive	East Shore	Gtwy Corp. Ctr.	1988	S	68,200
3	6400 Flank Drive	East Shore	Gtwy Corp. Ctr.	1992	S	52,439
4	6360 Flank Drive	East Shore	Gtwy Corp. Ctr.	1988	S	46,500
5	6385 Flank Drive	East Shore	Gtwy Corp. Ctr.	1995	S	32,921
6	6380 Flank Drive	East Shore	Gtwy Corp. Ctr.	1991	S	32,613
7	6405 Flank Drive	East Shore	Gtwy Corp. Ctr.	1991	S	32,000
8	95 Shannon Road	East Shore	Gtwy Corp. Ctr.	1999	S	21,976
9	75 Shannon Road	East Shore	Gtwy Corp. Ctr.	1999	S	20,887
10	6375 Flank Drive	East Shore	Gtwy Corp. Ctr.	2000	S	19,783
11	85 Shannon Road	East Shore	Gtwy Corp. Ctr.	1999	S	12,863

						409,625	—
1	5035 Ritter Road	West Shore	Rossmoyne Bus. Ctr.	1988	S	56,556
2	5070 Ritter Road—Building A	West Shore	Rossmoyne Bus. Ctr.	1989	S	32,309
3	5070 Ritter Road—Building B	West Shore	Rossmoyne Bus. Ctr.	1989	S	28,039

						116,904	—

16	Total Greater Harrisburg					673,940	—

	Northern/Central New Jersey
1	431 Ridge Road	Exit 8A—Cranbury	Princeton Tech Cntr.	1998	S	170,000
2	429 Ridge Road	Exit 8A—Cranbury	Princeton Tech Cntr.	1996	M	142,385
3	68 Culver Road	Exit 8A—Cranbury	Princeton Tech Cntr.	2000	M	57,280
4	437 Ridge Road	Exit 8A—Cranbury	Princeton Tech Cntr.	1996	S	30,000

						399,665	—
1	104 Interchange Plaza	Exit 8A—Cranbury	Interchange Plaza	1990	M	47,677
2	101 Interchange Plaza	Exit 8A—Cranbury	Interchange Plaza	1985	M	43,621

						91,298	—
1	47 Commerce	Exit 8A—Cranbury	Centrepoint North	1998	S	41,398

						41,398	—
1	7 Centre Drive	Exit 8A—Cranbury	Monroe Center	1986	S	19,468
2	8 Centre Drive	Exit 8A—Cranbury	Monroe Center	1989	S	16,199
3	2 Centre Drive	Exit 8A—Cranbury	Monroe Center	1989	S	16,132

						51,799	—
1	4301 Route 1	Monmouth Junction	Princeton Exec. Campus	1986	M	61,311

						61,311	—
1	695 Route 46	Wayne	Fairfield Corp. Cntr.	1990	M	157,394
2	710 Route 46	Wayne	Fairfield Corp. Cntr.	1985	M	101,263

						258,657	—

13	Total Northern / Central New Jersey					904,128	—

113	TOTAL PORTFOLIO					9,473,638	332,500

Property Occupancy Rates by Region by Quarter

	Greater Philadelphia	Baltimore / Washington Corridor	Northern / Central New Jersey	Greater Harrisburg	Northern Virginia	Suburban Maryland	Other	Total Portfolio
June 30, 2003
Number of Buildings	4	70	13	16	4	3	3	113
Rentable Square Feet	960,349	5,056,934	904,128	673,940	1,165,316	376,986	335,985	9,473,638
Percent Occupied	100.00%	90.27%	92.24%	91.50%	93.52%	81.17%	90.64%	91.58%
March 31, 2003
Number of Buildings	4	70	13	16	3	3	3	112
Rentable Square Feet	960,349	5,055,658	904,128	673,940	760,651	376,986	335,985	9,067,697
Percent Occupied	100.00%	87.47%	93.02%	91.14%	99.12%	89.14%	92.45%	90.85%
December 31, 2002
Number of Buildings	4	67	13	16	3	4	3	110
Rentable Square Feet	960,349	4,744,691	904,142	673,940	760,651	558,754	338,985	8,941,512
Percent Occupied	100.00%	91.30%	93.67%	90.65%	98.32%	93.24%	88.75%	93.05%
September 30, 2002
Number of Buildings	4	68	13	16	3	4	3	111
Rentable Square Feet	960,349	4,800,253	903,972	675,338	760,651	559,329	338,985	8,998,877
Percent Occupied	100.00%	92.60%	95.38%	91.46%	98.32%	93.53%	88.75%	93.98%
June 30, 2002
Number of Buildings	4	68	13	16	1	3	3	108
Rentable Square Feet	960,349	4,732,483	903,972	675,338	470,406	322,888	338,985	8,404,421
Percent Occupied	100.00%	93.30%	94.82%	90.31%	99.56%	92.03%	88.45%	94.10%

Top Twenty Office Tenants as of June 30, 2003
(Dollars and square feet in thousands)

Tenant	Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue(1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term(2)
United States of America(3)	26	1,141,439	13.2%	$22,104	13.6%	5.2
Computer Sciences Corporation(4)	4	447,551	5.2%	10,600	6.5%	7.3
AT&T Local Services(4)	7	451,498	5.2%	9,100	5.6%	5.1
VeriSign, Inc.	2	404,665	4.7%	8,985	5.5%	11.1
Unisys(5)	3	741,284	8.5%	7,593	4.7%	6.0
General Dynamics Government Corp.	5	247,248	2.8%	5,709	3.5%	5.3
Northrop Grumman Corporation	4	192,206	2.2%	4,362	2.7%	4.2
Booz Allen Hamilton	6	185,776	2.1%	4,042	2.5%	2.4
Ciena Corporation(6)	4	278,749	3.2%	3,890	2.4%	2.9
The Boeing Company(4)	7	148,099	1.7%	3,600	2.2%	5.7
The Aerospace Corporation	1	133,691	1.5%	3,361	2.1%	9.0
Magellan Health Services, Inc.	2	150,622	1.7%	3,282	2.0%	1.6
Commonwealth of Pennsylvania(4)	9	185,290	2.1%	2,661	1.6%	5.1
Merck & Co., Inc.(5)	1	219,065	2.5%	2,281	1.4%	6.0
Johns Hopkins University(4)	5	96,152	1.1%	2,159	1.3%	4.1
CareFirst, Inc. and Subsidiaries(4)	3	94,223	1.1%	2,098	1.3%	4.5
USinternetworking, Inc.	1	155,000	1.8%	1,935	1.2%	14.8
Comcast Corporation	1	98,897	1.1%	1,577	1.0%	6.3
Sun Microsystems, Inc.	2	60,730	0.7%	1,559	1.0%	2.5
First American Credit Management Solutions	1	70,982	0.8%	1,416	0.9%	5.4
Subtotal Top 20 Office Tenants	94	5,503,167	63.4%	102,315	63.2%	5.9
All remaining tenants	364	3,172,755	36.6%	59,691	36.8%	0.6

Total/Weighted Average	458	8,675,922	100.0%	$162,006	100.0%	4.0

(1)
Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2003 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

(2)
The weighting of the lease term was computed using Total Rental Revenue.

(3)
Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(4)
Includes affiliated organizations or agencies.

(5)
Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys' 960,349 leased rentable square feet.

(6)
In addition to the 278,749 square feet directly leased, Ciena Corporation also subleases 44,890 rentable square feet from various tenants in our portfolio over different lease terms.

Combined Real Estate Revenue by Geographic Region by Quarter(1)
(Dollars in thousands)

	2003		2002
	June 30	March 31	December 31	September 30	June 30
Office Properties:
Baltimore/Washington Corridor	$23,743	$22,848	$23,973	$21,152	$22,721
Northern Virginia	5,246	5,860	4,964	3,777	2,741
Northern/Central New Jersey	3,657	4,522	4,286	5,175	4,604
Greater Philadelphia	2,506	2,506	2,506	2,506	2,506
Greater Harrisburg	2,658	2,493	2,349	2,406	2,390
Suburban Maryland	1,296	2,482	2,586	2,339	1,563
Other	1,633	1,604	1,624	1,563	1,534

Combined Regional Real Estate Revenue	$40,739	$42,315	$42,288	$38,918	$38,059

(1)
Combined regional real estate revenue represents GAAP revenue including operating expense reimbursements, straight line rent adjustments, SFAS 141 revenues and tenant services income. Includes the effect of discontinued operations.

Combined Net Operating Income by Geographic Region by Quarter(2)
(Dollars in thousands)

	2003		2002
	June 30	March 31	December 31	September 30	June 30
Office Properties:
Baltimore/Washington Corridor	$17,413	$14,821	$17,216	$14,382	$17,038
Northern Virginia	3,595	3,977	3,175	2,304	1,630
Northern/Central New Jersey	2,392	2,893	2,774	3,145	2,930
Greater Philadelphia	2,470	2,472	2,468	2,468	2,473
Greater Harrisburg	1,975	1,746	1,640	1,802	1,738
Suburban Maryland	706	1,458	1,621	1,425	885
Other	1,061	945	1,017	1,032	1,010

Combined Regional NOI	$29,612	$28,312	$29,911	$26,558	$27,704
Other income / expenses, net	143	98	76	112	104

Combined NOI	$29,755	$28,410	$29,987	$26,670	$27,808

(2)
Combined regional NOI represents GAAP revenue including operating expense reimbursements, straight line rent adjustments, SFAS 141 revenues and tenant services income. Includes the effect of discontinued operations.

Same Office Property Cash Net Operating Income by Quarter
(Dollars in thousands)

	2003		2002
	June 30	March 31	December 31	September 30	June 30
Office Properties:(1)
Greater Philadelphia	$2,432	$2,434	$2,430	$2,430	$2,387
Baltimore/Washington Corridor	12,799	10,948	14,466	11,328	13,394
Northern/Central New Jersey	2,380	2,454	2,208	2,629	2,418
Greater Harrisburg	1,958	1,731	1,638	1,788	1,709
Suburban Maryland	173	217	207	374	315
Northern Virginia	1,369	2,696	1,701	1,542	1,538
Other	1,018	933	1,005	1,011	988

Total Office Properties	$22,129	$21,413	$23,655	$21,102	$22,749

Same Office Property GAAP Net Operating Income by Quarter
(Dollars in thousands)

	2003		2002
	June 30	March 31	December 31	September 30	June 30
Office Properties:(1)
Greater Philadelphia	$2,470	$2,472	$2,468	$2,468	$2,473
Baltimore/Washington Corridor	13,721	11,772	14,335	11,429	14,987
Northern/Central New Jersey	2,416	2,495	2,250	2,671	2,438
Greater Harrisburg	1,974	1,745	1,639	1,801	1,741
Suburban Maryland	130	218	203	369	320
Northern Virginia	1,537	2,851	1,762	1,604	1,630
Other	1,061	945	1,017	1,032	1,010

Total Office Properties	$23,309	$22,498	$23,674	$21,374	$24,599

(1)
Same office properties include buildings owned for a minimum of five reporting quarters.

Average Occupancy Rates by Region for Same Office Properties(1)

	Greater Philadelphia	Baltimore / Washington Corridor	Northern / Central New Jersey	Greater Harrisburg	Suburban Maryland	Northern Virginia	Other	Total Office
2nd Quarter 2003 Average
Number of Buildings	4	56	12	16	2	1	3	94
Rentable Square Feet	960,349	3,957,656	746,734	673,940	141,120	470,406	335,985	7,286,190
Percent Occupied	100.00%	90.41%	92.88%	91.39%	72.01%	85.77%	91.09%	91.39%
1st Quarter 2003 Average
Number of Buildings	4	56	12	16	2	1	3	94
Rentable Square Feet	960,349	3,958,001	746,734	673,940	141,120	470,406	336,985	7,287,535
Percent Occupied	100.00%	89.90%	93.04%	90.52%	71.74%	99.56%	90.08%	91.88%
4th Quarter 2002 Average
Number of Buildings	4	56	12	16	2	1	3	94
Rentable Square Feet	960,349	3,957,461	746,700	674,446	141,120	470,406	338,985	7,289,467
Percent Occupied	100.00%	91.26%	93.84%	90.21%	73.25%	99.56%	88.75%	90.65%
3rd Quarter 2002 Average
Number of Buildings	4	56	12	16	2	1	3	94
Rentable Square Feet	960,349	3,958,058	746,578	675,338	141,120	470,406	338,985	7,290,834
Percent Occupied	100.00%	90.29%	95.19%	90.69%	83.24%	99.56%	89.27%	90.52%
2nd Quarter 2002 Average
Number of Buildings	4	56	12	16	2	1	3	94
Rentable Square Feet	960,349	3,954,988	746,578	674,916	141,085	470,406	338,697	7,287,019
Percent Occupied	100.00%	92.17%	93.98%	89.96%	85.35%	99.56%	88.50%	91.35%

(1)
Same office properties include buildings owned for a minimum of five reporting quarters.

Office Lease Expiration Analysis by Year

Year of Lease Expiration(1)	Number of Leases Expiring	Square Footage of Leases Expiring	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue of Expiring Leases(2)	Percentage of Total Annualized Rental Revenue Expiring	Total Annual. Rental Revenue of Expiring Leases per Occupied Square Foot
				(000s)
July - December 2003	42	197,715	2.3%	$3,646	2.3%	$18.44
2004	77	822,676	9.5%	15,244	9.4%	18.53
2005	82	911,525	10.5%	17,813	11.0%	19.54
2006	68	969,567	11.2%	18,018	11.1%	18.58
2007	70	1,223,115	14.1%	24,349	15.0%	19.91
2008	42	945,928	10.9%	19,962	12.3%	21.10
2009	19	1,373,507	15.8%	17,192	10.6%	12.52
2010	17	779,390	9.0%	17,119	10.6%	21.96
2011	3	71,501	0.8%	1,770	1.1%	24.75
2012	9	526,669	6.1%	11,592	7.2%	22.01
2013	2	157,610	1.8%	2,735	1.7%	17.35
2014	2	404,665	4.7%	8,985	5.5%	22.20
2015	—	—	0.0%	—	0.0%	0.00
2016	—	—	0.0%	—	0.0%	0.00
2017	—	—	0.0%	—	0.0%	0.00
2018	1	155,000	1.8%	1,935	1.2%	12.48
Other(3)	24	137,054	1.6%	1,646	1.0%	12.01

Total/Weighted Average	458	8,675,922	100.0%	$162,006	100.0%	$19.33

NOTE: As of June 30, 2003, the weighted average lease term is 4.0 years.

(1)
Many of our government leases are subject to certain early termination provisions which are customary to government leases. The year of lease expiration was computed assuming no exercise of such early termination rights.

(2)
Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2003 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

(3)
Other consists primarily of amenities, including cafeterias, concierge offices and property management space. In addition, month-to-month leases and leases which have expired but the tenant remains in holdover are included in this line item as the exact expiration date is unknown.

Quarterly Office Renewal Analysis

	Baltimore/ Washington Corridor	Northern/ Central New Jersey	Greater Harrisburg	Suburban Maryland	Other	Northern Virginia	Total Office
Quarter Ended June 30, 2003:
Expiring Square Feet	278,730	14,155	28,143	8,221	2,272	27,662	359,183
Vacated Square Feet	109,758	—	2,392	8,221	2,272	7,258	129,901
Renewed Square Feet	168,972	14,155	25,751	—	—	20,404	229,282
Retention Rate (% based upon square feet)	60.62%	100.00%	91.50%	0.00%	0.00%	73.76%	63.83%
Renewed Space Only:
Change in Base Rent—Straight-line	-0.79%	14.65%	-3.78%	0.00%	0.00%	-11.20%	-1.53%
Change in Total Rent—Straight-line	-1.25%	7.27%	-3.16%	0.00%	0.00%	-8.77%	-2.08%
Change in Base Rent—Cash	-3.91%	9.67%	-12.46%	0.00%	0.00%	-5.26%	-3.86%
Change in Total Rent—Cash	-4.27%	3.04%	-10.48%	0.00%	0.00%	-4.05%	-4.23%
Average Capital Cost per Square Foot	$2.16	$11.16	$10.63	$—	$—	$—	$3.48
Renewed & Retenanted Space:
Change in Base Rent—Straight-line	7.75%	16.05%	-4.65%	17.30%	0.00%	-16.82%	3.67%
Change in Total Rent—Straight-line	5.17%	9.43%	-3.87%	9.45%	0.00%	-22.43%	-0.11%
Change in Base Rent—Cash	3.51%	12.18%	-12.74%	8.34%	0.00%	-18.51%	-0.28%
Change in Total Rent—Cash	1.24%	6.05%	-10.65%	1.23%	0.00%	-23.78%	-3.61%
Average Capital Cost per Square Foot	$5.92	$13.76	$10.07	$11.23	$—	$1.60	$6.15
Quarter Ended March 31, 2003:
Expiring Square Feet	63,755	13,259	13,824	11,926	10,320	—	113,084
Vacated Square Feet	46,462	9,927	2,501	11,926	—	—	70,816
Renewed Square Feet	17,293	3,332	11,323	—	10,320	—	42,268
Retention Rate (% based upon square feet)	27.12%	25.13%	81.91%	0.00%	100.00%	0.00%	37.38%
Renewed Space Only:
Change in Base Rent—Straight-line	7.89%	14.22%	-5.67%	0.00%	-2.39%	0.00%	2.71%
Change in Total Rent—Straight-line	2.61%	9.08%	-4.96%	0.00%	-2.39%	0.00%	0.08%
Change in Base Rent—Cash	1.03%	3.71%	-6.10%	0.00%	-9.33%	0.00%	-3.35%
Change in Total Rent—Cash	-3.64%	-0.74%	-5.29%	0.00%	-9.33%	0.00%	-5.50%
Average Capital Cost per Square Foot	$2.22	$6.99	$0.17	$—	$11.51	$—	$4.32
Renewed & Retenanted Space:
Change in Base Rent—Straight-line	4.60%	14.22%	-15.98%	0.00%	-4.91%	0.00%	0.09%
Change in Total Rent—Straight-line	2.01%	9.08%	-15.22%	0.00%	-2.51%	0.00%	-1.42%
Change in Base Rent—Cash	-7.77%	3.71%	-17.19%	0.00%	-9.81%	0.00%	-9.12%
Change in Total Rent—Cash	-9.95%	-0.74%	-16.21%	0.00%	-6.97%	0.00%	-10.02%
Average Capital Cost per Square Foot	$12.68	$6.99	$5.78	$—	$11.23	$—	$10.76

Note: No renewal or retenanting activity transpired in our Greater Philadelphia region. Prior to January 1, 2003, our Suburban Maryland and Other regions were grouped within the Baltimore / Washington Corridor. Historically, this data has not been separately reported.

Quarterly Office Renewal Analysis (continued)

	Baltimore/ Washington Corridor	Northern/ Central New Jersey	Greater Harrisburg	Suburban Maryland	Other	Northern Virginia	Total Office
Quarter Ended December 31, 2002:
Expiring Square Feet	417,227	19,099	103,860	n/a	n/a	—	540,186
Vacated Square Feet	123,656	10,825	39,606	n/a	n/a	—	174,087
Renewed Square Feet	293,571	8,274	64,254	n/a	n/a	—	366,099
Retention Rate (% based upon square feet)	70.36%	43.32%	61.87%	n/a	n/a	0.00%	67.77%
Renewed & Retenanted Space:
Change in Base Rent—Straight-line	6.27%	1.65%	-4.53%	n/a	n/a	0.00%	5.00%
Change in Total Rent—Straight-line	4.53%	0.13%	-5.79%	n/a	n/a	0.00%	3.25%
Change in Base Rent—Cash	2.27%	-1.17%	-7.63%	n/a	n/a	0.00%	1.14%
Change in Total Rent—Cash	0.94%	-2.55%	-8.34%	n/a	n/a	0.00%	-0.20%
Average Capital Cost per Square Foot	$4.43	$13.69	$2.27	n/a	n/a	$—	$4.49
Quarter Ended September 30, 2002:
Expiring Square Feet	211,614	49,489	80,037	n/a	n/a	—	341,140
Vacated Square Feet	82,267	26,028	—	n/a	n/a	—	108,295
Renewed Square Feet	129,347	23,461	80,037	n/a	n/a	—	232,845
Retention Rate (% based upon square feet)	61.12%	47.41%	100.00%	n/a	n/a	0.00%	68.25%
Renewed & Retenanted Space:
Change in Base Rent—Straight-line	24.90%	18.23%	0.34%	n/a	n/a	0.00%	19.34%
Change in Total Rent—Straight-line	15.67%	9.58%	-0.25%	n/a	n/a	0.00%	11.92%
Change in Base Rent—Cash	20.66%	19.09%	-1.17%	n/a	n/a	0.00%	16.11%
Change in Total Rent—Cash	12.16%	10.39%	-1.51%	n/a	n/a	0.00%	9.23%
Average Capital Cost per Square Foot	$8.48	$11.41	$1.96	n/a	n/a	$—	$7.23
Quarter Ended June 30, 2002:
Expiring Square Feet	269,958	11,136	5,953	n/a	n/a	—	287,047
Vacated Square Feet	96,131	2,376	3,566	n/a	n/a	—	102,073
Renewed Square Feet	173,827	8,760	2,387	n/a	n/a	—	184,974
Retention Rate (% based upon square feet)	64.39%	78.66%	40.10%	n/a	n/a	0.00%	64.44%
Renewed & Retenanted Space:
Change in Base Rent—Straight-line	2.04%	25.04%	-7.04%	n/a	n/a	29.72%	5.60%
Change in Total Rent—Straight-line	8.25%	20.24%	-5.35%	n/a	n/a	29.72%	10.39%
Change in Base Rent—Cash	-1.50%	21.74%	-8.86%	n/a	n/a	30.11%	2.34%
Change in Total Rent—Cash	4.79%	17.19%	-6.75%	n/a	n/a	30.11%	7.23%
Average Capital Cost per Square Foot	$3.20	$22.94	$2.25	n/a	n/a	$0.09	$4.35

Note: No renewal or retenanting activity transpired in our Greater Philadelphia region. Prior to January 1, 2003, our Suburban Maryland and Other regions were grouped within the Baltimore / Washington Corridor. Historically, this data has not been separately reported.

Year to Date Acquisition Summary as of June 30, 2003
(Dollars in thousands)

	Submarket	Acquisition Date	Square Feet	Occupancy Percentage at Acquisition	June 30, 2003 Occupancy Percentage	Investment(1)
Individual Property:
2500 Riva Road	BWI Airport	3/4/2003	155,000	100.0%	100.0%	$18,038
13200 Woodland Park Drive	Herndon	6/2/2003	404,665	100.0%	100.0%	71,435

Total			559,665	100.0%	100.0%	$89,473

(1)
Initial investment recorded by property as of June 30, 2003 for asset purchase.

Year to Date Disposition Summary as of June 30, 2003
(Dollars in thousands)

	Submarket	Disposition Date	Square Feet	Gross Sales Proceeds	Debt Assumption or Repayment	Cash Proceeds After Debt Repayment
Individual Property:
695 Route 46(1)	Wayne	3/14/2003	157,394	$19,960	$12,675	$7,285
6009—6011 Oxon Hill Road(2)	Southern Prince George's County	3/30/2003	181,768	20,188	13,000	7,188

Total			339,162	$40,148	$25,675	$14,473

(1)
This property was contributed to a joint venture in exchange for $19,960 and a 20% joint venture interest. Refer to joint venture summary. The gain on this disposition has been deferred due to our retained 20% interest in this property.

(2)
In addition, we sold two adjacent land parcels for $1,100 and realized a gain of $3,388 on the total sale proceeds of $21,288.

Development Summary as of June 30, 2003
(Dollars in thousands except square feet)

Property and Location	Submarket	Wholly Owned or Joint Venture (JV)	Total Rentable Square Feet	Percentage Leased or Committed	Anticipated Total Cost	Cost to date	Outstanding Loan as of 6/30/2003	Anticipated Date of Operations
Under Construction
140 National Business Parkway Annapolis Junction, Maryland(1)	BWI Airport	JV	119,904	0.00%	$17,601	$13,086	$6,045	Construction 4Q 03
4230 Forbes Boulevard Lanham, Maryland(2)	Lanham	JV	55,866	20.61%	6,124	3,218	2,497	Construction 2Q 04
2720 Technology Drive (220 NBP) Annapolis Junction, Maryland(3)	BWI Airport	JV	156,730	100.00%	26,598	6,456	—	Construction 4Q 04

Total Under Construction			332,500	50.60%	$50,323	$22,760	$8,542

(1)
Total loan commitment for this property is $14,100.

(2)
Total loan commitment for this property is $4,700. A lease for 11,513 rentable square feet was executed in July 2003.

(3)
Total loan commitment for this property is $20,000.

Under Development
4851 Stonecroft Boulevard (Greens III) Chantilly, Virginia	Chantilly	Owned	88,094	100.00%	$15,410	$881	$—	Development 4Q 2004

Total Under Development			88,094	100.00%	$15,410	$881	$—

Year To Date Development Placed into Service
For the period January 1, 2003 through June 30, 2003

			Year 2002	Year 2003
	Wholly Owned or Joint Venture (JV)
Property and Location		Total Square Feet	Development Square Feet Placed into Service		Percentage Leased as of 6/30/03
6731 Columbia Gateway Drive	Wholly Owned	123,743	73,902	49,841	66.51%
8661 Robert Fulton Drive	JV	49,500	—	49,500	46.54%
8671 Robert Fulton Drive	JV	56,350	—	56,350	50.92%

TOTAL/AVERAGE		229,593	73,902	155,691	58.38%

Joint Venture Summary as of June 30, 2003
(Dollars in thousands)

Property and Location	Joint Venture Interest Held By COPT	Status	Square Feet	Acreage	COPT Investment	Off-Balance Sheet Debt as of 6/30/03	Recourse to COPT	Option to Acquire Partner's Interest
4230 Forbes Boulevard Lanham, Maryland	80%	Construction	55,866	5 acres	$730	$2,497	Yes, 50%	Yes
Robert Fulton Drive (Phase I) Columbia, Maryland(1)	80%	Operating	105,850	4 acres	4,423	7,971	Yes, 80%	Yes
MOR Montpelier 3 LLC Laurel, Maryland	50%	Development		2 acres	455	—	N/A	Yes
Gateway 70 Columbia, Maryland	80%	Development		12 acres	2,431	—	N/A	Yes
140 NBP Annapolis Junction, Maryland	10%	Construction	119,904	13 acres	833	6,045	Yes, 100%	Yes
220 NBP Annapolis Junction, Maryland(2)	20%	Construction	156,730	11 acres	—	—	N/A	Yes
695 Route 46 Wayne, New Jersey(3)	20%	Operating	157,394	13 acres	945	14,458	No	No

TOTAL					$9,817	$30,971

(1)
The off-balance sheet debt covers phases I and II of these properties.

(2)
Upon formation of this joint venture in January 2003, we contributed land and have recorded our investment as land, construction in progress and buildings and improvements on our balance sheet. In addition, we have obtained an option to purchase the joint venture partner's interest for a pre-determined price. Accordingly, we have recorded a liability and have been accreting towards the pre-determined purchase price over the respective time period.

(3)
Effective March 14, 2003, we contributed our wholly-owned property into a joint venture in exchange for a 20% joint venture interest and a cash payment of $19,960. The joint venture borrowed a $14,500, ten-year, 5.97% fixed interest rate loan from Allstate Life Insurance Company.

Reconciliations of Non GAAP Measurements
(Dollars in thousands)

	2003		2002
	June 30	March 31	December 31	September 30	June 30
Net investment in real estate	$1,129,942	$1,068,407	$1,067,536	$1,070,116	$1,005,384
Addback: accumulated depreciation	88,174	80,513	78,069	70,617	64,476

Gross investment in real estate	$1,218,116	$1,148,920	$1,145,605	$1,140,733	$1,069,860
Less: land—development	(43,357)	(43,233)	(24,998)	(25,014)	(22,891)
Less: construction in progress	(6,847)	(5,334)	(9,926)	(10,536)	(14,990)
Less: investment in and advances to unconsolidated real estate joint ventures	(9,817)	(9,679)	(7,999)	(8,656)	(11,508)

Gross investment in operating real estate	$1,158,095	$1,090,674	$1,102,682	$1,096,527	$1,020,471
Average gross investment in operating real estate	$1,124,385	$1,096,678	$1,099,605	$1,058,499	$1,039,442
GAAP Revenues from Real Estate Operations	$40,878	$41,518	$41,376	$38,065	$37,184
Revenues from discontinued operations	6	902	1,008	970	976
Other income (expense)	(4)	(8)	(17)	(5)	2

Combined Real Estate Revenues	$40,880	$42,412	$42,367	$39,030	$38,162
Interest income	(141)	(97)	(79)	(113)	(101)

Combined Regional Rental Revenues	$40,739	$42,315	$42,288	$38,917	$38,061
GAAP Property Operating	$11,101	$13,654	$12,034	$11,994	$10,026
Property operating from discontinued operations	24	348	347	367	326

Combined Property Operating Expenses from Real Estate Operations	$11,125	$14,002	$12,381	$12,361	$10,352
GAAP Revenues from Real Estate Operations	$40,878	$41,518	$41,376	$38,065	$37,184
Property operating	(11,101)	(13,654)	(12,034)	(11,994)	(10,026)
Revenues from discontinued operations	6	902	1,008	970	976
Property operating from discontinued operations	(24)	(348)	(347)	(367)	(326)
Other revenue	(4)	(8)	(17)	(5)	2

Combined Net Operating Income	$29,755	$28,410	$29,986	$26,669	$27,810
Interest income and other income (expense), net	(143)	(98)	(76)	(112)	(104)

Combined Regional Net Operating Income	$29,612	$28,312	$29,910	$26,557	$27,706
GAAP Net Operating Income for Same Office Properties	$23,309	$22,498	$23,674	$21,374	$24,599
Less: straight-line rent	(708)	(699)	167	(80)	(568)
Less: accretion of intangible assets and liabilities classified as revenues	(472)	(385)	(186)	(192)	(1,281)

Cash Net Operating Income for Same Office Properties	$22,129	$21,414	$23,655	$21,102	$22,750
Interest expense from continuing operations	$10,037	$10,135	$10,995	$10,489	$9,008
Interest expense from discontinued operations	—	100	70	74	74

Combined interest expense	$10,037	$10,235	$11,065	$10,563	$9,082
Depreciation and amortization	$9,229	$8,044	$8,919	$7,356	$7,869
Depreciation of furniture, fixtures and equipment	(121)	(120)	(171)	(120)	(115)
Depreciation and amortization from discontinued operations	—	19	19	147	162

Combined real estate related depreciation and other amortization	$9,108	$7,943	$8,767	$7,383	$7,916
Components of Debt Service Ratio:
Interest expense from continuing operations	$10,037	$10,135	$10,995	$10,489	$9,008
Interest expense from discontinued operations	—	100	70	74	74
Scheduled principal amortization	2,056	2,108	1,905	2,662	1,536

Total	$12,093	$12,343	$12,970	$13,225	$10,618

Reclassifications and Definitions

Reclassifications:	Funds from operations as reported for 2002 changed due to our reclassification of certain items in connection with our accounting under Statement of Financial Accounting Standards No. 141 "Business Combinations" or ("SFAS 141"). Funds from operations for 1999 through 2002 changed due to our reclassification of losses on early retirement of debt in connection with our adoption of Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections" on January 1, 2003.
NAREIT	National Association of Real Estate Investment Trusts.
GAAP	Generally accepted accounting principles.
Funds from Operations (FFO)
Under NAREIT's definition, FFO means net income (loss) available to common shareholders computed using GAAP, excluding gains (or losses) and sales of real estate, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; we believe that inclusion of these development gains is in compliance with the NAREIT definition of FFO, although others may interpret the definition differently. Additionally, the repurchase of the preferred units in excess of recorded book value was not contemplated in the NAREIT definition of FFO; we believe that the exclusion of such amount is appropriate. The FFO we present may not be comparable to the FFO of other REITs since they may interpret the current NAREIT definition of FFO differently or they may not use the current NAREIT definition of FFO.
Adjusted Funds from Operations (AFFO)	FFO adjusted for the following: straight-line rents, SFAS 141 revenues, and recurring capital expenditures.
Combined Net Operating Income (NOI)	Total revenues from real estate operations less total property expenses from real estate operations, including discontinued operations.
Cash Net Operating Income	Net Operating Income adjusted to remove the effect of straight-line rents and SFAS 141 revenues, which are non cash revenue items.
Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA)
Net Operating Income adjusted for the following: general and administrative expenses, equity in (loss) income of unconsolidated real estate joint ventures, earnings from service companies and merchant sales and real estate services revenue.
Combined Real Estate Revenues	Total revenues from real estate operations, including discontinued operations.

Earnings Payout Ratio
Total dividends / distributions, exclusive of dividends for non-convertible preferred equity which are deducted to calculate Net (Loss) Income Available to Common Shareholders—diluted and inclusive of dividends on restricted shares for certain periods, divided by Net (Loss) Income Available to Common Shareholders plus dividends on convertible preferred shares.
FFO Payout Ratio
Total dividends / distributions, exclusive of dividends for non-convertible preferred equity which are deducted to calculate FFO and inclusive of dividends on restricted shares for certain periods, divided by FFO.
AFFO Payout Ratio
Total dividends / distributions, exclusive of dividends for non-convertible preferred equity which are deducted to calculate AFFO and inclusive of dividends on restricted shares for certain periods, divided by AFFO.
Debt to Undepreciated Book Value of Real Estate Assets	Mortgage loans payable divided by gross investment in real estate as computed by adding accumulated depreciation to the net investment in real estate as presented on our balance sheet.
Base rent—straight-line or straight-line rent	Contractual minimum rent under leases recorded into rental revenue using the average contractual rent over the lease term in accordance with GAAP.
Total rent—straight-line
Contractual minimum rent under leases recorded into rental revenue using the average contractual rent over the lease term in accordance with GAAP plus estimated operating expense reimbursesments, or total rent.
Base rent—cash	Contractual minimum rent under leases remitted by the replacement tenant at lease commencement or the predecessor tenant at date of lease expiration.
Total rent—cash
Contractual minimum rent under leases plus estimated operating expense reimbursesments, or total rent, as remitted by the replacement tenant at lease commencement or the predecessor tenant at date of lease expiration.

QuickLinks

Corporate Office Properties Trust Index to Supplemental Information (Unaudited) June 30, 2003
Quarterly Selected Financial Summary Data (Dollars in thousands)
Quarterly Consolidated Balance Sheets (Dollars in thousands except per share data)
Quarterly Consolidated Statements of Operations (Dollars and units in thousands)
Quarterly Consolidated Reconciliations of Funds From Operations (FFO), Adjusted Funds From Operations (AFFO) and Net (Loss) Income Available to Common Shareholders per diluted share, as adjusted (Dollars and shares in thousands)
Quarterly Consolidated Reconciliations of Earnings Before Interest, Income Taxes, Depreciation and Amortization (EBITDA), Combined Net Operating Income (NOI), Discontinued Operations and Gains on Sales of Real Estate (Dollars and shares in thousands)
Quarterly Equity Analysis (Amounts in thousands except per share data, share prices and ratios)
Quarterly Valuation Analysis (Dollars in thousands except per share data and ratios)
Quarterly Debt Analysis (Dollars in thousands)
Quarterly Operating Ratios (Dollars in thousands except per share data and ratios)
Quarterly Dividend Analysis
Investor Composition and Analyst Coverage (as of June 30, 2003)
Debt Maturity Schedule—June 30, 2003 (Dollars in thousands)
Property Summary by Region—June 30, 2003
Property Summary by Region—June 30, 2003
Property Summary by Region—June 30, 2003
Property Occupancy Rates by Region by Quarter
Top Twenty Office Tenants as of June 30, 2003 (Dollars and square feet in thousands)
Combined Real Estate Revenue by Geographic Region by Quarter(1) (Dollars in thousands)
Combined Net Operating Income by Geographic Region by Quarter(2) (Dollars in thousands)
Same Office Property Cash Net Operating Income by Quarter (Dollars in thousands)
Same Office Property GAAP Net Operating Income by Quarter (Dollars in thousands)
Average Occupancy Rates by Region for Same Office Properties(1)
Office Lease Expiration Analysis by Year
Quarterly Office Renewal Analysis
Quarterly Office Renewal Analysis (continued)
Year to Date Acquisition Summary as of June 30, 2003 (Dollars in thousands)
Year to Date Disposition Summary as of June 30, 2003 (Dollars in thousands)
Development Summary as of June 30, 2003 (Dollars in thousands except square feet)
Year To Date Development Placed into Service For the period January 1, 2003 through June 30, 2003
Joint Venture Summary as of June 30, 2003 (Dollars in thousands)
Reconciliations of Non GAAP Measurements (Dollars in thousands)
Reclassifications and Definitions